UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 11, 2008, the Board of Directors (the “Board”) of Pioneer Drilling Company (the “Company”) approved an amendment and restatement of the Company’s Bylaws (as amended and restated, the “Restated Bylaws”) to revise the advance notice provisions therein. The revisions to the Company’s bylaws are effective immediately.

The advance notice provisions set forth in Sections 8 and 9 of Article II of the Company’s Bylaws were revised in order to, among other things, clarify certain provisions in the advance notice procedures that provide the exclusive means by which the Company’s shareholders (each, a “Proponent”) may present a director nomination or other voting matter (without such business being included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”)) before a meeting of shareholders of the Company, including:

•

Broadening the type of information that must be provided to the Company regarding any proposed director nominee, including without limitation any material relationships between the director candidate and the Proponent.

•

Requiring the Proponent to provide the Company a questionnaire and written representation that, among other things, the director candidate has not given any commitment or assurance to any third party on how such director candidate, if elected, will act or vote on any issue or question that has not been previously disclosed to the Company in writing.

•

Requiring the Proponent to disclose all of its ownership, voting and other economic interests in the Company’s capital stock, including without limitation derivatives and hedge positions, and to periodically report changes in such information to the Company during the proxy solicitation period.

As a result of the revisions to the advance notice provisions, in order for a Proponent to nominate a director or submit other business at the Company’s 2009 Annual Meeting of Shareholders (without such business being included in the Company’s 2009 proxy materials pursuant to Rule 14a-8), the Proponent must comply with the new advance notice provisions set forth in Sections 8 and 9 of Article II of the Restated Bylaws, including without limitation providing written notice of such nomination and other business to the Company’s Secretary no earlier than the close of business on November 17, 2008 and no later than the close of business on February 16, 2009. Proponents wishing to include a shareholder proposal in the Company’s 2009 proxy materials are required to comply with Rule 14a-8.

The above summary of the revisions to the Company’s bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 8.01	Other Events.

On November 24, 2008, the Company received a letter from the NYSE Alternext US, formerly known as the American Stock Exchange (the “Exchange”), confirming that the Company had resolved the previously disclosed continued listing deficiency and, accordingly, the Company had regained compliance with the Exchange’s continued listing standards.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document Description
3.1	Amended and restated Bylaws of Pioneer Drilling Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ William D. Hibbetts
William D. Hibbetts
Interim Chief Financial Officer

Dated: December 15, 2008

Exhibit Index

Exhibit No.	Document Description
3.1	Amended and restated Bylaws of Pioneer Drilling Company